As filed with the Securities and Exchange Commission on February 7, 2017
Registration No. 333-210686

POST-EFFECTIVE AMENDMENT TO
FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

1000
(Primary Standard Industrial Classification Code Number)

88-0482413
(I.R.S. Employer Identification Number)

5871 Honeysuckle Road
Prescott, Arizona 86305-3764
Telephone: (928) 515-1942
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

InCorp Services, Inc.
3773 Howard Hughes Parkway
South Tower Suite 500
Las Vegas, NV 89169-6014
Telephone: (800) 246-2677
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

William M. Mower, Esq.
Maslon LLP
3300 Wells Fargo Center, 90 South 7th Street
Minneapolis, Minnesota 55402
Telephone: (612) 672-8200
Facsimile: (612) 672-8397

Not applicable. Removal from registration of securities that were not sold pursuant to the registration statement.
(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer  ☐    Accelerated filer  ☐    Non-accelerated filer  ☐     Smaller reporting company  ☑

EXPLANATORY NOTE / DEREGISTRATION OF SECURITIES

This Post-Effective Amendment, filed by El Capitan Precious Metals, Inc. (the “Company”), relates to the Registration Statement on Form S-1, Registration No. 333-210686, originally filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) on April 11, 2016, including any supplements and amendments thereto, pertaining to the registration for resale by the selling stockholder identified therein of up to 25,000,000 shares of the common stock of the Company (“Common Stock”) (the “Registration Statement”).

The offering of securities pursuant to the Registration Statement has terminated.  In accordance with the undertaking made by the Company pursuant to Item 512(a)(3) of Regulation S-K promulgated under the Securities Act of 1933, as amended (the “Securities Act”), to remove from registration, by means of a post-effective amendment, any securities which remain unsold at the termination of the offering subject to the Registration Statement, and pursuant to Rule 478 of the Securities Act, the Company hereby removes from registration all securities under the Registration Statement that remain unsold as of the date hereof and terminates the effectiveness of the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Prescott, State of Arizona, on February 7, 2017.

EL CAPITAN PRECIOUS METALS, INC.

By:	/s/ John F. Stapleton
John F. Stapleton
Chief Executive Officer
(Principal Executive Officer)

By:	/s/ Stephen J. Antol
Stephen J. Antol
Chief Financial Officer
(Principal Financial and Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ John F. Stapleton	Chief Executive Officer, Director	February 7, 2017
John F. Stapleton	(Principal Executive Officer)

/s/ Stephen J. Antol	Chief Financial Officer	February 7, 2017
Stephen J. Antol	(Principal Financial Officer)

*	Director and President Emeritus	February 7, 2017
Charles C. Mottley

*	Director	February 7, 2017
Clyde L. Smith

*	Director	February 7, 2017
Timothy J. Gay

Director
Daniel G. Martinez

*BY:	/s/ Stephen J. Antol	Attorney-in-Fact	February 7, 2017
Stephen J. Antol

S-1